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                                                                      EXHIBIT 32

    CERTIFICATION BY THE CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
         RELATING TO A PERIODIC REPORT CONTAINING FINANCIAL STATEMENTS

          I, David H. McCormick, Chief Executive Officer of FreeMarkets, Inc., hereby certify to my knowledge, and I, Joan S. Hooper, Chief Financial Officer, of FreeMarkets, Inc., hereby certify to my knowledge, that:

          (a) The Company's periodic report on Form 10-Q for the quarterly period ended September 30, 2003 (the "Form 10-Q"), fully complies with the requirements of Section 13 (a) of the Securities Exchange Act of 1934, as amended; and

          (b) The information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

                                    *  *  *

Chief Executive Officer

By: /s/ DAVID H. MCCORMICK
     ----------------------------------------------------
     DAVID H. MCCORMICK

Date: October 29, 2003

Chief Financial Officer

By: /s/ JOAN S. HOOPER
    ---------------------------------------------------
    JOAN S. HOOPER

Date: October 29, 2003

     A signed original of this written statement required by Section 906, or other document authenticating, acknowledging or otherwise adopting the signatures that appear in typed form within the electronic version of this written statement required by Section 906, has been provided to FreeMarkets, Inc. and will be retained by FreeMarkets, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

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